EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR SECOND QUARTER OF FISCAL YEAR 2022

•Record net sales of $1.650 billion, up 5.1% sequentially and up 26.0% from the year ago quarter. The midpoint of our guidance provided on August 3, 2021 was net sales of $1.648 billion.
•On a GAAP basis: record gross margin of 64.8%; record operating income of $416.3 million; net income of $242.0 million; and EPS of $0.43 per diluted share. Our guidance provided on August 3, 2021 was for GAAP EPS of $0.47 to $0.49 per diluted share on a split-adjusted basis. Our guidance did not include the $85.2 million loss on debt settlement associated with our debt refinancing activities in the quarter.
•On a Non-GAAP basis: record gross margin of 65.3%; record operating income of $700.7 million and a record 42.5% of net sales; record net income of $605.6 million and record EPS of $1.07 per diluted share on a split-adjusted basis. Our guidance provided on August 3, 2021 was for Non-GAAP EPS of $1.025 to $1.085 per diluted share on a split-adjusted basis.
•Cash flow from operations of $611.7 million.
•Paid down $415.6 million of debt in the September 2021 quarter. Cumulatively paid down $4.41 billion of debt over the last 13 quarters.
•Record quarterly dividend declared of 23.2 cents per share, an increase of 6.2% sequentially and 25.9% from the year ago quarter.
•Completed a two-for-one stock split on October 12, 2021 effective for stockholders of record on October 4, 2021. All share and per share amounts in this press release have been adjusted to reflect the stock split.

CHANDLER, Arizona - November 4, 2021 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended September 30, 2021, as summarized in the table below.

	Three Months Ended September 30, 2021(1)
Net sales	$1,649.8
	GAAP	%	Non-GAAP(2)%
Gross margin	$1,068.3	64.8%	$1,077.4	65.3%
Operating income	$416.3	25.2%	$700.7	42.5%
Other expense	$(151.5)		$(56.2)
Income tax provision	$22.8		$38.9
Net income	$242.0	14.7%	$605.6	36.7%
Net income per diluted share	$0.43		$1.07
(1)    In millions, except per share amounts and percentages of net sales.
(2)     See the "Use of Non-GAAP Financial Measures" section of this release.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

GAAP net sales for the second quarter of fiscal 2022 were a record $1.650 billion, up 26.0% from net sales of $1.310 billion in the prior year's second fiscal quarter.

GAAP net income for the second quarter of fiscal 2022 was $242.0 million, or $0.43 per diluted share, up from GAAP net income of $73.6 million, or $0.14 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2022 and fiscal 2021, GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions.

Non-GAAP net income for the second quarter of fiscal 2022 was a record at $605.6 million, or $1.07 per diluted share, up from non-GAAP net income of $416.4 million, or $0.78 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2022 and fiscal 2021, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, and losses on the settlement of debt. For the second quarters of fiscal 2022 and fiscal 2021, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that on November 2, 2021, its Board of Directors declared a record quarterly cash dividend on its common stock of 23.2 cents per share, up 6.2% from the cash dividend paid last quarter and up 25.9% from the year ago quarter. The quarterly dividend is payable on December 3, 2021 to stockholders of record on November 19, 2021.

"Our September quarter results continued to be strong, with revenue growing 5.1% sequentially and 26% year-over-year despite ongoing manufacturing capacity constraints," said Ganesh Moorthy, President and Chief Executive Officer. "September quarter revenue, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP EPS were all records. Our September 2021 quarter results have now exceeded our long-term operating model of 65% non-GAAP gross margin and 42% non-GAAP operating margin. We plan to update our long-term business model on November 8, 2021, at our Investor and Analyst Day in New York City."

Mr. Moorthy added, "Business conditions remained exceptionally strong through the September quarter with high levels of bookings and record backlog for product to be shipped over multiple quarters, accentuated by our Preferred Supply Program which continues to be greater than 50% of our aggregate backlog and 100% of our
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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

backlog in the most constrained capacity areas. Demand outpaced the capacity improvements we implemented during the September quarter resulting in our unsupported backlog continuing to climb and our lead times stretching out."

Steve Sanghi, Microchip's Executive Chair, said, "Microchip's Board of Directors approved a sequential increase in our dividend of 6.2%, to a record 23.2 cents per share, up from our August dividend of 21.85 cents, on a split-adjusted basis. The dividend announced today also represents a 25.9% year-over-year increase. This continues the path we initiated in February 2021 to commence larger increases in our quarterly dividends, with a sequential increase of 5.8% in February, 5.9% in May, and 5.8% in August. We expect to continue to increase dividends as part of our cash return strategy."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We continued to aggressively pay down our debt with another $415.6 million of payments during the September quarter, reflecting a cumulative debt pay down of $4.41 billion over the past 13 quarters, as we have actively managed the working capital requirements for the business. In the September quarter, we exchanged $263.6 million of dilutive convertible debentures for cash and shares of common stock. We used cash generation during the quarter to fund the principal amount of the convertible debt exchanges and we believe that these transactions will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time. We remain focused on enhancing our capital structure as we continue on our path to becoming an investment grade rated company."

Mr. Moorthy concluded, "Our backlog for the December quarter is very strong. In addition, we have considerable backlog requested by customers in the December quarter that currently cannot be fulfilled until later quarters despite us growing capacity from last quarter. Given this backdrop, we expect our net sales in the December quarter to be up between 4% and 8% sequentially. At the mid-point of our guidance for the December quarter, net sales will be 29.3% higher than the year ago quarter."

Microchip's Highlights for the Quarter Ended September 30, 2021:

•Introduced the first aerospace-qualified baseless power modules, the BL1, BL2, and BL3 family developed with the Clean Sky consortium and qualified to stringent aerospace standards for AC-to-DC and DC-to-AC power conversion.

•Announced the next performance milestone for edge compute systems with the low-density PolarFire® devices – mid-bandwidth Field Programmable Gate Arrays (FPGAs) and FPGA System-on-Chips (SoC) consuming half the static power of alternatives while providing the world’s smallest thermal footprint.

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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

•Unveiled the industry’s first commercially available I2C Serial EEPROM with support for 3.4 Mbit/s data rates – the 24CS512 – making it the fastest I2C EEPROM in the world.

•Introduced the first single-chip network synchronization solution providing ultra precise timing for 5G radio access equipment, with its low-power, multi-channel integrated circuit coupled with the company’s IEEE® 1588 Precision Time Protocol (PTP) and clock recovery algorithm software modules.

•Announced the LAN867x family of 10BASE-T1S PHYs, the first to implement the IEEE® 10BASE-T1S single-pair Ethernet technology standard for connecting devices in industrial networks and expanding connectivity to the very edges of industrial networks.

•Introduced the first NVMe and 24G SAS Tri-mode RAID and HBA storage adapters with its Adaptec® Smart Storage PCIe® Gen 4 NVMe Tri-Mode SmartRAID 3200 RAID Adapters, and Adaptec SmartHBA 2200 and Adaptec HBA 1200 Host Bus Adapters, enabling next-generation connectivity.

•Unveiled the industry’s most compact 1.6T Ethernet PHY with up to 800 GbE connectivity for cloud data centers, 5G and AI, with its PM6200 META-DX2L reducing power per port by 35 percent compared to its 56G PAM4 predecessor.

•Expanded its silicon carbide portfolio with a family of high-efficiency, high-reliability 1700V silicon carbide MOSFET die, discrete and power modules, the industry’s most rugged silicon carbide power solutions that extend designers’ options for efficiency and power density.

•Unveiled the Qi® 1.3 wireless charging reference design, providing developers of wireless charging systems for automotive and consumer applications the necessary tools and support for the seamless integration and certification of new-generation product designs.

•Introduced a new 1200V production-ready digital gate driver to complement its broad portfolio of silicon carbide MOSFET discrete and module products, providing developers multiple levels of control and protection for safe, reliable operation and qualified to stringent transportation requirements.

•Unveiled its new Chip Scale Atomic Clock, the SA65 CSAC, for military and industrial systems featuring ultra-high precision and low power consumption for precise timing accuracy and stability in extreme environments.

•Announced that it joined the Defense Advanced Research Projects Agency (DARPA) Toolbox initiative providing the agency’s researchers open licensing opportunities with commercial technology vendors. Its participation gives DARPA researchers zero-cost access to the company’s Libero® design software suite.

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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

•Announced the addition of an HLS design workflow called SmartHLS to its PolarFire® Field Programmable Gate Array (FPGA) families, enhancing the ease of design by allowing C++ algorithms to be directly translated to FPGA-optimized Register Transfer Level (RTL) code.

Third Quarter Fiscal Year 2022 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.716 to $1.782 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	65.3% to 65.7%	$8.4 to $9.4 million	65.8% to 66.2%
Operating Expenses(2)	37.8% to 38.6%	$272.2 to $276.2 million	22.3% to 22.7%
Operating Income	26.7% to 27.9%	$280.6 to $285.6 million	43.1% to 43.9%
Other Expense, net	$63.4 to $65.8 million	$9.9 to $10.3 million	$53.5 to $55.5 million
Income Tax Provision	$67.2 to $90.5 million(3)	$26.1 to $46.9 million	$41.1 to $43.6 million(4)
Net Income	$328.2 to $340.3 million	$316.6 to $342.8 million	$644.8 to $683.1 million
Diluted Common Shares Outstanding	Approximately 567.5 to 568.5 million shares		Approximately 567.5 to 568.5 million shares
Earnings per Diluted Share	$0.58 to $0.60	$0.56 to $0.60	$1.14 to $1.20
(1)    See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2)    We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending December 31, 2021. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending December 31, 2021.
(3)    The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4)    Represents the expected cash tax rate for fiscal 2022, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the December 2021 quarter are expected to be in the range of 112 to 118 days, compared to 112 days on September 30, 2021. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products, and our production levels.

•Capital expenditures for the quarter ending December 31, 2021 are expected to be between $70 million and $90 million. Capital expenditures for all of fiscal 2022 are expected to be between $350 million and $400 million. We continue to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.
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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

Under the GAAP revenue recognition standard, which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results are measured using the value of the end-market demand for our products. We use end-market demand for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end-market demand is created, and the supply chain sells the inventory to the end customer. We define end-market demand as the net dollar amount of our products, licensing revenue, and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities, whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, and losses on the settlement of debt. For the second quarters of
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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

fiscal 2022 and fiscal 2021, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2021 quarter between $75 and $83 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Net sales	$1,649.8	$1,309.5	$3,219.2	$2,619.2
Cost of sales	581.5	501.6	1,143.3	1,013.0
Gross profit	1,068.3	807.9	2,075.9	1,606.2

Research and development	246.2	199.8	484.6	397.8
Selling, general and administrative	179.9	144.7	354.2	291.0
Amortization of acquired intangible assets	215.7	232.9	431.3	468.3
Special charges and other, net	10.2	4.3	20.7	4.6
Operating expenses	652.0	581.7	1,290.8	1,161.7

Operating income	416.3	226.2	785.1	444.5

Other expense, net	(151.5)	(137.4)	(223.3)	(266.2)
Income before income taxes	264.8	88.8	561.8	178.3
Income tax provision (benefit)	22.8	15.2	67.0	(18.9)
Net income	$242.0	$73.6	$494.8	$197.2

Basic net income per common share	$0.44	$0.14	$0.90	$0.39
Diluted net income per common share	$0.43	$0.14	$0.87	$0.38

Basic common shares outstanding	551.3	512.0	549.4	503.7
Diluted common shares outstanding	565.9	535.3	565.5	525.5

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	September 30,	March 31,
	2021	2021
	(Unaudited)
Cash and short-term investments	$255.3	$282.0
Accounts receivable, net	985.6	997.7
Inventories	713.6	665.0
Other current assets	194.6	200.5
Total current assets	2,149.1	2,145.2

Property, plant and equipment, net	923.7	854.7
Other assets	13,142.2	13,478.9
Total assets	$16,215.0	$16,478.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,121.8	$1,086.7
Current portion of long-term debt	—	1,322.9
Total current liabilities	1,121.8	2,409.6

Long-term debt	8,200.6	7,581.2
Long-term income tax payable	662.1	689.9
Long-term deferred tax liability	43.7	43.9
Other long-term liabilities	483.9	417.1

Stockholders' equity	5,702.9	5,337.1
Total liabilities and stockholders' equity	$16,215.0	$16,478.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Gross profit, as reported	$1,068.3	$807.9	$2,075.9	$1,606.2
Share-based compensation expense	9.1	6.0	17.9	12.4
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	—	2.8
Non-GAAP gross profit	$1,077.4	$813.9	$2,093.8	$1,621.4
Non-GAAP gross profit percentage	65.3%	62.2%	65.0%	61.9%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Research and development expenses, as reported	$246.2	$199.8	$484.6	$397.8
Share-based compensation expense	(26.1)	(24.5)	(52.7)	(45.0)
Acquisition-related	(0.2)	—	(0.4)	—
Non-GAAP research and development expenses	$219.9	$175.3	$431.5	$352.8
Non-GAAP research and development expenses as a percentage of net sales	13.3%	13.4%	13.4%	13.5%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Selling, general and administrative expenses, as reported	$179.9	$144.7	$354.2	$291.0
Share-based compensation expense	(20.5)	(19.2)	(41.7)	(34.7)
Acquisition-related	(0.9)	0.9	(2.2)	(0.6)
Professional services associated with certain legal matters	(1.7)	(1.3)	(3.8)	(4.8)
IT security remediation	—	(0.3)	—	(1.3)
Non-GAAP selling, general and administrative expenses	$156.8	$124.8	$306.5	$249.6
Non-GAAP selling, general and administrative expenses as a percentage of net sales	9.5%	9.5%	9.5%	9.5%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Operating expenses, as reported	$652.0	$581.7	$1,290.8	$1,161.7
Share-based compensation expense	(46.6)	(43.7)	(94.4)	(79.7)
Acquisition-related	(1.1)	0.9	(2.6)	(0.6)
Professional services associated with certain legal matters	(1.7)	(1.3)	(3.8)	(4.8)
IT security remediation	—	(0.3)	—	(1.3)
Amortization of acquired intangible assets	(215.7)	(232.9)	(431.3)	(468.3)
Special charges and other, net	(10.2)	(4.3)	(20.7)	(4.6)
Non-GAAP operating expenses	$376.7	$300.1	$738.0	$602.4
Non-GAAP operating expenses as a percentage of net sales	22.8%	23.0%	22.9%	23.0%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Operating income, as reported	$416.3	$226.2	$785.1	$444.5
Share-based compensation expense	55.7	49.7	112.3	92.1
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	—	2.8
Acquisition-related	1.1	(0.9)	2.6	0.6
Professional services associated with certain legal matters	1.7	1.3	3.8	4.8
IT security remediation	—	0.3	—	1.3
Amortization of acquired intangible assets	215.7	232.9	431.3	468.3
Special charges and other, net	10.2	4.3	20.7	4.6
Non-GAAP operating income	$700.7	$513.8	$1,355.8	$1,019.0
Non-GAAP operating income as a percentage of net sales	42.5%	39.2%	42.1%	38.9%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Other expense, net, as reported	$(151.5)	$(137.4)	$(223.3)	$(266.2)
Loss on settlement of debt	85.2	45.1	85.5	71.9
Non-cash other expense, net	10.1	16.8	21.0	41.4
Gains on equity investments	—	—	—	(0.2)
Non-GAAP other expense, net	$(56.2)	$(75.5)	$(116.8)	$(153.1)
Non-GAAP other expense, net, as a percentage of net sales	(3.4)%	(5.8)%	(3.6)%	(5.8)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Income tax provision (benefit) as reported	$22.8	$15.2	$67.0	$(18.9)
Income tax rate, as reported	8.6%	17.1%	11.9%	(10.6)%
Other non-GAAP tax adjustment	16.1	6.7	7.6	66.5
Non-GAAP income tax provision	$38.9	$21.9	$74.6	$47.6
Non-GAAP income tax rate	6.0%	5.0%	6.0%	5.5%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Net income, as reported	$242.0	$73.6	$494.8	$197.2
Share-based compensation expense	55.7	49.7	112.3	92.1
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	—	2.8
Acquisition-related	1.1	(0.9)	2.6	0.6
Professional services associated with certain legal matters	1.7	1.3	3.8	4.8
IT security remediation	—	0.3	—	1.3
Amortization of acquired intangible assets	215.7	232.9	431.3	468.3
Special charges and other, net	10.2	4.3	20.7	4.6
Loss on settlement of debt	85.2	45.1	85.5	71.9
Non-cash other expense, net	10.1	16.8	21.0	41.4
Gains on equity investments	—	—	—	(0.2)
Other non-GAAP tax adjustment	(16.1)	(6.7)	(7.6)	(66.5)
Non-GAAP net income	$605.6	$416.4	$1,164.4	$818.3
Non-GAAP net income as a percentage of net sales	36.7%	31.8%	36.2%	31.2%
GAAP net income as a percentage of net sales	14.7%	5.6%	15.4%	7.5%
Diluted net income per common share, as reported	$0.43	$0.14	$0.87	$0.38
Non-GAAP diluted net income per common share	$1.07	$0.78	$2.06	$1.56
Diluted common shares outstanding, as reported	565.9	535.3	565.5	525.5
Diluted common shares outstanding non-GAAP	565.9	535.3	565.5	525.5

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
GAAP cash flow from operations, as reported	$611.7	$455.8	$1,241.6	$957.6
Capital expenditures	(78.5)	(6.3)	(164.8)	(15.8)
Free cash flow	$533.2	$449.5	$1,076.8	$941.8
Free cash flow as a percentage of net sales	32.3%	34.3%	33.4%	36.0%
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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

Microchip will host a conference call today, November 4, 2021 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 18, 2021.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 4, 2021 and will remain available until 5:00 p.m. (Eastern Time) on November 18, 2021. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 7350580.

Cautionary Statement:

The statements in this release relating to ongoing manufacturing capacity constraints, plans to update our long-term business model, our unsupported backlog continuing to climb and our lead times stretching out, continuing the path we initiated in February 2021 to commence larger increases in our quarterly dividends, expecting to continue to increase dividends as part of our cash return strategy, actively managing the working capital requirements for the business, our belief that these convertible debt exchanges will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time, remaining focused on enhancing our capital structure as we continue on our path to becoming an investment grade rated company, backlog requested by customers in the December quarter that currently cannot be fulfilled until later quarters despite us growing capacity from last quarter, expecting our net sales in the December quarter to be up between 4% and 8% sequentially, that at the mid-point of our guidance for the December quarter, net sales will be 29.3% higher than the year ago quarter, our third quarter fiscal 2022 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the December 2021 quarter, capital expenditures for the December 2021 quarter and for all of fiscal 2022, continuing to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the December 2021 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to the impact of the COVID-19 pandemic, actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally, any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers and our ability to meet any continued increases in market demand; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency
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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any continued increases in market demand; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; our ability to obtain a sufficient supply of wafers from third party wafer foundries to meet our increasing needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any continued increases in market demand; our ability to realize the expected benefits of our preferred supply program; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions that we may make; the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the December quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 4, 2021 press release, or to reflect the occurrence of unanticipated events.

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Microchip Technology Reports
Second Quarter Fiscal 2022
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The Company's solutions serve more than 120,500 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, Libero and PolarFire are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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